UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2023

Elevation Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40523	84-1771427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, New York
888 Seventh Ave., 12th Floor New York, New York	10106
(Address of principal executive offices)	(Zip Code)

(716) 371-1125

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ELEV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On January 6, 2023, Elevation Oncology, Inc. (the “Company”) issued a press release which reported that, as of December 31, 2022, the Company had preliminary unaudited cash, cash equivalents and marketable securities totaling $90.3 million, which the Company expects will enable it to fund its operating expenses and capital expenditure requirements into the fourth quarter of 2024, without giving effect to financial covenant compliance under the Company’s debt facility. This amount is preliminary and unaudited, may change, was prepared by management, is based on the most current information available to management, and is subject to completion by management of the financial statements as of and for the year ended December 31, 2022, including completion of the review procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized, and completion of the audit of such financial statements.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 2.02 shall not be incorporated by reference into any other filing under the Exchange Act or under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer Separation Agreement

On January 5, 2023, the Company and Shawn M. Leland, the President and Chief Executive Officer (“CEO”) of the Company, entered into a Separation Agreement (the “Separation Agreement”) following the mutual agreement between the Company’s Board of Directors (the “Board”) and Dr. Leland regarding his departure from his current positions with the Company. Pursuant to the Separation Agreement, Dr. Leland ceased his role as the Company’s President and Chief Executive Officer, effective January 5, 2023 (the “Separation Date”), and resigned as a director of the Board, effective as of the Separation Date. This mutual agreement was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

From the Separation Date until January 5, 2024 (the “Advisory End Date”), Dr. Leland will continue as an advisor of the Company. The Company will enter into an advisory agreement (the “Advisory Agreement”) with Dr. Leland, pursuant to which Dr. Leland has agreed to serve as a non-employee advisor to the Company until the Advisory End Date.

Subject to Dr. Leland’s execution of a general release of claims, the terms of the Separation Agreement, and the terms of the Advisory Agreement, Dr. Leland will be entitled to receive the following benefits: (i) a lump sum payment in the gross amount of $574,750, equal to twelve (12) months of his annual salary; (ii) a lump sum payment in the gross amount of $300,306.88, which reflects Dr. Leland’s earned bonus for the 2022 fiscal year; (iii) the amount of COBRA premiums he would be required to pay to maintain group healthcare coverage as in effect on the Separation Date for twelve (12) months following the Separation Agreement; and (iv) accelerated vesting in his outstanding equity awards with respect to the number of shares that would have vested if Dr. Leland had remained in service for twelve (12) months following the Separation Date. In exchange for providing consulting services to the Company through the Advisory End Date, Dr. Leland’s existing equity awards will continue to vest during the term of the Advisory Agreement and Dr. Leland will be entitled to exercise his vested equity awards until the twelve (12) month anniversary of the Advisory End Date.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2023.

Interim Chief Executive Officer and President Appointment

Effective as of the Separation Date, the Board appointed Joseph J. Ferra, Jr., the Company’s Chief Financial Officer, to succeed Dr. Leland as Interim Chief Executive Officer and President. Mr. Ferra will also remain Chief Financial Officer while serving as Interim Chief Executive Officer. Mr. Ferra, age 47, has served as the Company’s Chief Financial Officer since June 2021. Mr. Ferra joined the Company from Syros Pharmaceuticals, Inc., where he served as Chief Financial Officer from March 2018 to June 2021. Prior to Syros, Mr. Ferra was employed at JMP Securities LLC, where he served as Managing Director from March 2014 to March 2018, Head of East Coast Healthcare Banking from March 2015 to March 2017 and Co-Head of Healthcare Investment Banking from March 2017 to March 2018. Previously, he was employed by UBS Investment Bank from September 2009 to March 2014 serving, most recently, as Executive Director of global healthcare investment banking. Mr. Ferra received a B.S. in chemistry with distinction from Purdue University and an M.B.A. from The Stephen M. Ross School of Business at the University of Michigan. There are no arrangements or understandings between Mr. Ferra and any other persons, pursuant to which he was appointed as Interim Chief Executive Officer, there are no family relationships among any of the Company’s directors or executive officers and Mr. Ferra, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Ferra is party to a Change in Control and Severance Agreement with the Company, a form of which is filed as Exhibit 99.1 to the report filed by the Company on Form 8-K on August 6, 2021, and which will be amended in connection with Mr. Ferra’s appointment as Interim Chief Executive Officer (as amended, the “Amended Severance Agreement”) to reflect severance benefits consistent with a Chief Executive Officer position. Under the Amended Severance Agreement, during the term of Mr. Ferra’s service as Interim Chief Executive Officer, if Mr. Ferra is terminated other than for “cause”, Mr. Ferra will be entitled to (i) a lump-sum payment equal to twelve (12) months of his base salary; (ii) payment of COBRA premiums until the earlier of (a) the date upon which Mr. Ferra becomes eligible to receive substantially similar health insurance coverage from another company or (b) twelve (12) months to maintain group healthcare coverage as in effect on the date of his termination; and (iii) accelerated vesting of Mr. Ferra’s outstanding equity awards as if an additional twelve (12) months of vesting had occurred for any outstanding and unvested awards as of the date of his termination. In connection with a “change in control” (as defined in the Amended Severance Agreement), if Mr. Ferra is terminated within twelve (12) months following a “change in control” for any reason other than “cause,” or resigns for “good reason,” Mr. Ferra will be entitled to (i) a lump-sum payment equal to eighteen (18) months of his base salary; (ii) one hundred fifty percent (150%) of his annual target bonus; (iii) payment of COBRA premiums until the earlier of (a) the date upon which Mr. Ferra becomes eligible to receive substantially similar health insurance coverage from another company or (b) eighteen (18) months following termination; and (iv) accelerated vesting of Mr. Ferra’s outstanding equity awards (provided that performance-based awards shall accelerate at the greater of target levels or actual achievement) such that 100% of such equity awards shall become fully vested and exercisable as of the date of his termination. Additionally, in connection with Mr. Ferra’s appointment as Interim Chief Executive Officer, on January 5, 2023, the Board approved certain adjustments to Mr. Ferra’s compensation terms for such position, which includes an increase in monthly base salary of $10,000, an increase in target bonus amount to 50% and a one-time stock option grant of 30,000 shares that will vest in equal monthly installments over six months from the grant date. The adjustments to Mr. Ferra’s cash compensation in relation to his appointment as Interim Chief Executive Officer will be prorated for time served in that role.

Mr. Ferra is also party to the Company’s standard form of indemnification agreement. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Form S-1/A filed by the Company with the Securities and Exchange Commission (SEC) on June 21, 2021, and incorporated by reference herein.

Item 8.01	Other Events

On January 6, 2023, the Company announced a pipeline prioritization and realignment of resources to advance its EO-3021 product candidate. The Company is pausing further investment in the clinical development of its seribantumab product candidate and realigning its resources to focus on advancing EO-3021 and other pipeline programs. The Company intends to pursue further development of seribantumab only in collaboration with a partner. As part of this realignment, the Company’s workforce will be reduced by approximately 30%.

This current report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated preclinical and clinical development activities, expected timing of announcements of clinical results, potential benefits of the Company’s product candidates, potential opportunities to expand the Company’s product candidate pipeline, potential market opportunities for the Company’s product candidates, the ability of the Company’s product candidates to treat their targeted indications, the ability of Elevation Oncology to achieve cost savings and the Company’s expectations about its cash runway. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “possible,” “will,” “would,” and other words and terms of similar meaning. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Further information on potential risk factors that could affect the Company’s business and financial results are detailed in its most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC, and its other reports as filed with the SEC. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevation Oncology, Inc.

Date: January 6, 2023	By:	/s/ Joseph J. Ferra, Jr.
Joseph J. Ferra, Jr.
Interim Chief Executive Officer, President and Chief Financial Officer